SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 1, 1997 (April 1, 1997)
Date of report (Date of earliest event reported)

INFORMIX CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-15325
(Commission File Number)

94-3011736
(I.R.S. Employer Identification No.)

4100 Bohannon Drive
Menlo Park, California 94025
(Address of Principal Executive Offices) (Zip Code)

415-926-6300
(Registrant's Telephone Number, Including Area Code)


Item 5. Release of preliminary results for the quarter ending March 30, 1997.

     On April 1, 1997, Informix Corporation issued the following press release concerning preliminary results for the quarter ending March 30, 1997:

INFORMIX ANNOUNCES PRELIMINARY FIRST QUARTER RESULTS

     MENLO PARK, Calif., April 1, 1997 - Informix Corporation, (NASDAQ:
IFMX), today announced that revenues for the first quarter ended
March 30, 1997, are currently expected to be in a range of $130 million to $145 million, compared with $204 million in the year earlier period. As a result of this revenue shortfall, the company expects to experience a substantial operating loss and net loss for the quarter.
     According to Phil White, Informix chief executive officer, "We saw weakness in all geographic regions, particularly in Europe.
We failed to close a number of large transactions at the end of the quarter for reasons other than competition. In addition, with regard to sales of our UNIX relational database products, we may have lost momentum as a result of sales and marketing over-emphasis on emerging object-relational technology and the lack of corporate focus on our NT products and their price/performance benefits."
     These estimated results are preliminary, subject to the company's closing its books and the company's management and independent auditors completing their customary quarterly review. Informix currently plans to announce actual results for the first quarter around the end of April. Informix's future results can be impacted by a number of factors including but not necessarily limited to the following, any of which could cause actual results to vary materially from Informix's anticipated future results: 1) The timing and amount of Informix's revenues are subject to a number of factors that make estimation of operating results prior to the end of a quarter extremely uncertain.
2) The market for Informix's products is extremely competitive and there can be no assurance that Informix's current products will remain competitive, or that Informix's development efforts will produce products with the cost and performance characteristics necessary to remain competitive. The market for Informix's products and services is characterized by rapidly changing technology and frequent new product introductions. Informix's success will depend on its ability to enhance its existing products and to introduce new products on a timely and cost effective basis. 3) The market for Informix's common stock is highly volatile. 4) The demand for Informix's employees is very high and the loss of key employees could affect future results.
5) The other risk factors listed from time to time in Informix's SEC filings, including but not limited to the annual report on Form 10-K for the year ended December 31, 1996 (Part II, Item 7).

About Informix
     Informix Software, based in Menlo Park, Calif., provides innovative database technology that enables the world's leading corporations to manage and grow their businesses. Informix is widely recognized as the technology leader for corporate computing environments, ranging from workgroups to very large OLTP and data warehouse applications. Informix's database servers, application development tools, superior customer service, and strong partnerships enable the company to be at theforefront of many leading-edge information technology solution areas.
     More information about Informix is available via the World Wide Web at http://www.informix.com.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on April 1, 1997.


                              INFORMIX CORPORATION
                              (Registrant)



                              By /s/ Alan S. Henricks,
                                    Executive Vice President and
                                    Chief Financial Officer